CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Goldspan Resources, Inc. (the “Company”) on Form 10-Q for the quarter ended October 31, 2011 filed with the Securities and Exchange Commission (the “Report”), I, David Hedderly-Smith, Chief Executive Officer of the Company, and I, James McLaughlin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ David Hedderly-Smith
Name:	David Hedderly-Smith
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	August 27, 2012

By:	/s/ James McLaughlin
Name:	James McLaughlin
Title:	Principal Financial Officer
Date:	August 27, 2012

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.